Exhibit 10.25

THE FIRST DATA HOLDINGS INC.
2008 NON-EMPLOYEE DIRECTOR

DEFERRED COMPENSATION PLAN

1.                                       COVERAGE OF PLAN

The Plan is unfunded and is maintained for the purpose of providing non-employee directors of the Company and each Participating Company the opportunity to defer the receipt of compensation otherwise payable to such individuals in accordance with the terms of the Plan.

2.                                       DEFINITIONS

                                                2.1        “Account” means each of the bookkeeping accounts established pursuant to Section 5.1 and maintained by the Company and each Participating Company in the names of the respective Participants, to which all amounts deferred under the Plan and investment return on such amounts shall be credited, and from which all amounts distributed under the Plan shall be debited.

                                                2.2        “Active Participant” means each Participant who is an active Eligible Director.

                                                2.3        “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                                                2.4        “Beneficiary” means such person or persons or legal entity or entities, including, but not limited to, a family trust or an organization exempt from federal income tax under section 501(c)(3) of the Code, designated by a Participant or Beneficiary to receive benefits pursuant to the terms of the Plan after such Participant’s or Beneficiary’s death.  If no Beneficiary is designated by the Participant or Beneficiary, or if no Beneficiary survives the Participant or Beneficiary (as the case may be), the Participant’s Beneficiary shall be the Participant’s Surviving Spouse if the Participant has a Surviving Spouse and otherwise the Participant’s estate, and the Beneficiary of a Beneficiary shall be the Beneficiary’s Surviving Spouse if the Beneficiary has a Surviving Spouse and otherwise the Beneficiary’s estate.

                                                2.5        “Board” means the Board of Directors of the Company and each Participating Company.

                                                2.6        “Change of Control” has the same meaning as the definition of “change in control” in the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as amended from time to time, to the extent such definition complies with Code Section 409A.

                                                2.7        “Code” means the Internal Revenue Code of 1986, as amended.

                                                2.8                         “Committee” means the committee appointed by the Board of the Company to administer the Plan, which shall be the Compensation and Benefits Committee of the Board of the Company.

                                                2.9                         “Company” means First Data Holdings Inc., including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

                                                2.10                   “Compensation” means an Eligible Director’s cash retainer and fees for services performed as an Eligible Director.

                                                2.11                   “Deceased Participant” means:

                                                                                        2.11.1         A Participant whose service as an Eligible Director is terminated by death; or

                                                                                        2.11.2         An Inactive Participant who dies following termination of his or her service as an Eligible Director.

                                                2.12                   “Election” means a written election on a form approved by the Committee, filed with the Committee, in accordance with Article 3, pursuant to which an Eligible Director may elect to defer all of the Eligible Director’s Eligible Compensation under Section 3.1.

                                                2.13                   “Eligible Compensation” means 100% of an Eligible Director’s Compensation.

                                                2.14                   “Eligible Director” means each member of the Board who is not an employee of the Company, any Participating Company, any of their subsidiaries or any of their Affiliates.

                                                2.15                   “Hardship” means a Participant’s severe financial hardship due to an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Participant, or, a sudden and unexpected illness or accident of a dependent (as defined by section 152(a) of the Code, without regard to sections 152(b)(1), 152(b)(2), and 152(d)(1)(B)) of the Participant, or loss of the Participant’s property due to casualty, or other similar and extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant. A need to send the Participant’s child to college or a desire to purchase a home is not an unforeseeable emergency.  No Hardship shall be deemed to exist to the extent that the financial hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by borrowing from commercial sources on reasonable commercial terms to the extent that this borrowing would not itself cause a severe financial hardship, (c) by cessation of deferrals under the Plan, or (d) by liquidation of the Participant’s other assets to the extent that this liquidation would not itself cause severe financial hardship.  For the purposes of the preceding sentence, the Participant’s resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant; however, property held for the Participant’s child under an irrevocable trust or under a Uniform Gifts to Minors Act custodianship or Uniform Transfers to Minors Act custodianship shall not be treated as a resource of the Participant.  The Committee shall determine whether the circumstances of the Participant constitute an unforeseeable emergency and thus a Hardship within the meaning of this Section 2.15.  Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Participant shall be required to submit any evidence of the Participant’s circumstances that the Committee requires.  The determination as to whether the Participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Section 2.15 for all Participants in similar circumstances.

                                                2.16                   “Inactive Participant” means each Participant (other than a Deceased Participant) who is not an Active Participant.

                                                2.17                   “New Eligible Director” means a member of the Board who becomes an Eligible Director for the first time during a Plan Year.

                                                2.18                   “Participant” means each individual who has made an Election, and who has an undistributed amount credited to an Account under the Plan, including an Active Participant, a Deceased Participant, and an Inactive Participant.

                                                2.19                   “Participating Company” means First Data Corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise, and any other Affiliate of the Company that adopts this Plan with the approval of the Company.

                                                2.20                   “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

                                                2.21                   “Plan” means The First Data Holdings Inc. 2008 Non-Employee Director Deferred Compensation Plan, as set forth herein, and as may be amended from time to time.

                                                2.22                   “Plan Year” means the calendar year.

                                                2.23                   “Section 409A” means Section 409A of the Code and any Treasury Regulations promulgated under, or other administrative guidance issued with respect to, such Code section.

                                                2.24                   “Separation from Service” means the Participant’s “separation from service,” as defined in Section 409A, with the Company, each Participating Company and all other Persons with whom the Company or Participating Company would be considered a single employer under section 414(b) or 414(c) of the Code, applying the 80% threshold used in such Code sections and the Treasury Regulations thereunder, all within the meaning of Section 409A.

A Participant will be considered to have a Separation from Service when the Participant no longer is a validly elected Eligible Director if the termination of service as an Eligible Director constitutes a good-faith and complete termination of the service relationship between the Eligible Director and the Company or the Participating Company.

If the Participant provides services as both an employee of the Company or a Participating Company and a member of the Board, services provided as an employee shall not be taken into account in determining whether the Participant has a Separation from Service as a member of the Board for purposes of this Plan, as long as this Plan is not aggregated with any plan in which the Participant participates as an employee.

                                                2.25                           “Surviving Spouse” means the widow or widower, as the case may be, of a Deceased Participant or a deceased Beneficiary (as applicable).

3.                                       ELECTIONS TO DEFER COMPENSATION

                                                3.1                                 Elections.  Each Eligible Director, by filing an Election at the time and in the form described in this Article 3, shall have the right to defer all of the Eligible Compensation that he or she otherwise would be entitled to receive for services performed during the Plan Year following the year in which the election is made (or, with respect to a New Eligible Director, during the Plan Year in which the election is made but only as to Eligible Compensation paid for services performed after the filing of such election), in each case net of applicable withholdings.  The Compensation of such Eligible Director for a Plan Year shall be reduced in an amount equal to the portion of the Eligible Compensation deferred by such Eligible Director for such Plan Year pursuant to the Eligible Director’s Election.  The amount of any such reduction shall be credited to the Eligible Director’s Account in accordance with Section 5.1.

                                                3.2                                 Filing of Election: General.  An Election shall be made on the form attached as Exhibit A to this Plan or such other form as may be approved by the Committee for this purpose.  Except as provided in Section 3.3, no such Election shall be effective with respect to Compensation unless it is filed with the Committee, on or before the close of business on December 31 of the Plan Year preceding the Plan Year to which the Election applies.  An Election described in the preceding sentence shall become irrevocable on December 31 of the Plan Year preceding the Plan Year to which the Election applies.

                                                3.3                                 Filing of Election by New Eligible Directors.  Notwithstanding Section 3.2, a New Eligible Director may elect to defer all of his or her Eligible Compensation earned for the performance of services in the Plan Year in which the New Eligible Director becomes a New Eligible Director, beginning immediately after the filing of an Election and before the close of such Plan Year by making and filing the Election with the Committee, within 30 days of the date on which such New Eligible Director becomes a New Eligible Director.  Any Election by such New Eligible Director for succeeding Plan Years shall be made in accordance with Section 3.2.

                                                3.4                                 Plan Years to Which Election May Apply.  A separate Election may be made for each Plan Year as to which an  Eligible Director desires to defer all of such Eligible Director’s Eligible Compensation, or an Eligible Director may make an Election with respect to a Plan Year that will remain in effect for subsequent Plan Years unless the Eligible Director revokes such Election or timely makes a new Election with respect to a subsequent Plan Year.  Except as provided under Section 3.3, any revocation of an Election must be in writing and must be filed with the Committee, on or before December 31 of the Plan Year immediately preceding the Plan Year to which such revocation applies.  The failure of an Eligible Director to make an Election for any Plan Year shall not affect such Eligible Director’s right to make an Election for any other Plan Year.

                                                3.5                                 Time of Distribution.  The distribution event shall be the date the Eligible Director Separates from Service.

                                                3.6                                 Payment Following Occurrence of Distribution Event.  Following the occurrence of a distribution event, and subject to any required suspension or delay under Section 3.8 or Section 3.9, the Company shall make a lump-sum payment on the 60th day following the date of such distribution event (or, if such day is not a business day, on the next succeeding business day) or on any later date on or before the last day of the calendar year in which such distribution event occurs (or, if later, upon the 15th day of the third month following the date on which such distribution event occurs), provided that the Participant or Beneficiary shall not be permitted to designate the Plan Year of the payment under this sentence.

                                                3.7                                 Discretion to Accelerate Distributions in Full Upon or Following a Change of Control.  To the extent permitted under Section 409A, in connection with a Change of Control, during the 30 days preceding or the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the Plan (and all other plans required to be aggregated with the Plan under Section 409A) and, notwithstanding any other provision of the Plan or the terms of any Election, distribute the Account balance of each Participant in full within 12 months after the date of such termination and thereby effect the revocation of any outstanding Elections.

                                                3.8                                 Required Suspension of Payment of Benefits.  Notwithstanding any provision of the Plan, to the extent required under Section 409A, any amount that otherwise would be payable to a Participant who is a “specified employee” of the Company or the Participating Company, as determined by the Company in accordance with Section 409A, during the six-month period following such Participant’s Separation from Service, shall be suspended until the lapse of such six-month period (or, if earlier, the date of death of the Participant).  The amount that otherwise would be payable to such Participant during such period of suspension, together with any investment return credited under Section 5.2, shall be paid in a single payment on the day following the end of such six-month period (or, if such day is not a business day, on the next succeeding business day) or within 30 days following the death of the Participant during such six-month period, provided that the death of the Participant during such six-month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six-month period following the date of the Participant’s death.

                                                3.9                                 Delay of Payment Under Certain Circumstances.  Notwithstanding any provision of the Plan, if the Committee reasonably anticipates that the making of any payment scheduled to be made from the Plan would violate Federal securities law or any other law applicable to the Company or any Participating Company, such payment shall be delayed until the earliest date the Committee reasonably anticipates that the making of the payment will not cause such violation, provided that the making of a payment that would cause the inclusion of an amount in gross income or the application of any penalty provision or other provision of the Code shall not be treated as a violation of applicable law under this Section 3.9.

4.                                       FORMS OF DISTRIBUTION

                                                4.1                                 Forms of Distribution.  Amounts credited to an Account shall be distributed in a lump-sum payment.

                                                4.2                                 Determination of Account Balances For Purposes of Distribution.  The amount of any distribution made pursuant to Section 4.1 shall equal the value of a Participant’s Account, which shall be calculated based upon the investment return determined under Section 5.2 as adjusted as follows:

                                                                                                4.2.1                                      In the case of an investment option other than Company stock, the value of such investment as of the date preceding the date of distribution;

                                                                                                4.2.2                                      In the case of Company stock as an investment option, and if no public offering has occurred prior to the distribution event, the value of the Company stock determined as of the date of the last Board-approved valuation preceding the date of distribution;

                                                                                                4.2.3                                      In the case of Company stock as an investment option, and if a public offering has occurred prior to the distribution event, the value of the Company stock based on the  closing price of the Company stock on the date the Participant Separated from Service.

5.                                       BOOK ACCOUNTS

                                                5.1                                 Deferred Compensation Account.  An Account shall be established for each  Eligible Director when such  Eligible Director becomes a Participant.  Eligible Compensation deferred pursuant to the Plan shall be credited to the Account on the date such Compensation would otherwise have been payable to the Participant.  Earnings and/or losses shall be credited to and/or deducted from the Account as provided in Section 5.2.

                                                5.2                                 Investment of Account.  The Participant’s Account shall be credited with investment returns as follows:

                                                                                                5.2.1                                      Investment Options.  The Committee will determine the available investment options in which the Participant’s Account may be invested.  The available investment options (which may include Company stock, the terms of which are addressed in Section 5.2.3 below), and the rules for allocating the Participant’s Account among such options, will be determined by the Committee in its discretion.  The Committee may, in its sole discretion, amend the Plan’s investment options from time to time on a prospective basis.  The Participant’s Account will be treated as if invested in those investments selected by the Committee or the Participant, as applicable.  All investment directions made by the Participant will be made in accordance with procedures established by the Committee.  The Committee, the Company, the Participating Company, the Board, or any agent, employee or advisor of each will not be liable for any decrease in a Participant’s Account as a result of the performance or lack thereof of any investment option that results from the Participant’s investment directions.

                                                                                                5.2.2                                      Investment Return — Investment Options Other than Company Stock.  The investment return will be the amount necessary to increase or decrease the Participant’s Account to what it would have been had the Account actually been invested in the investment option(s) selected by the Committee or the Participant under Section 5.2.1.  The investment return also will be adjusted to reflect surrender or other charges that would have been incurred if the Account had been invested in the investment options.  Unless paid to the Participant under Article 4, any investment return on an investment option other than Company Stock will be credited to the Participant’s Account as of the last day of each Plan Year and will be based on the value of the investment option as of that date.

Except for the addition of investment return to a Participant’s Account under this Section and Section 5.2.3, a Participant’s Account will not be credited with any earnings, losses, or changes in value in any Plan Year.

                                                                                                5.2.3                                      Investment Options — Company Stock.  If Company stock is offered as an investment option under Section 5.2.1, the following rules shall apply:

                                                                                                                                                                5.2.3.1                                       With respect to deferrals of Compensation during a Plan Year that are to be invested in Company stock, if a public offering of such Company stock has not occurred, the Participant’s Account will be credited with that number of shares of Company stock with a fair market value equal to the deferrals to be invested in such Company stock, based on the first Board-approved valuation during such Plan Year, as determined by the Committee.

                                                                                                                                                                5.2.3.2                                       With respect to deferrals of Compensation during a Plan Year that are to be invested in Company stock, if a public offering of such Company stock has occurred, the Participant’s Account will be credited with that number of shares of Company stock with a fair market value equal to the closing price of the Company stock on the date of such deferral of Compensation, as determined by the Committee.

                                                                                                                                                                5.2.3.3                                       Unless paid to the Participant under Article 4, if a public offering of Company stock has not occurred, any investment return for Company stock held in the Participant’s Account will be credited to the Participant’s Account as of the last day of each Plan Year based on the date of the last Board-approved valuation during such Plan Year.

                                                                                                                                                                5.2.3.4                                       Unless paid to the Participant under Article 4, if a public offering of Company stock has occurred, any investment return for Company stock held in the Participant’s Account will be credited to the Participant’s Account as of each business day during the Plan Year.

Except for the addition of investment return to a Participant’s Account under this Section and Section 5.2.2, a Participant’s Account will not be credited with any earnings, losses, or changes in value in any Plan Year.

                                                5.3                                 Status of Deferred Amounts.  All Compensation deferred under this Plan shall continue for all purposes to be a part of the general funds of the Company or the Participating Company.

                                                5.4                                 Participants’ Status as General Creditors.  An Account shall at all times represent the general obligation of the Company or the Participating Company, as applicable.  Each Participant shall be a general creditor of the Company or the Participating Company, as applicable, with respect to this obligation and shall not have a secured or preferred position with respect to his or her Account.  Nothing contained herein shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.  Nothing contained herein shall be construed to eliminate any priority or preferred position of a Participant in a bankruptcy matter with respect to claims for wages.

                                                5.5                                 Trust.  The Committee, in its discretion, may transfer to a trust established by the Company or the Participating Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, an amount of cash, marketable securities, or other property acceptable to the trustee.  If such a trust is established, the assets of the trust will be subject to claims of the creditors of the Company or the Participating Company in the event of bankruptcy or insolvency.  In addition, from time to time, the Company or Participating Company may make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary.  Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the trust.

6.                                       NO ALIENATION OF BENEFITS

                                                Except as otherwise required by law, the right of any Participant or Beneficiary to any benefit or interest under any of the provisions of the Plan shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer or anticipation, either by the voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall such payment, right or interest be subject to any other legal or equitable process.

7.                                       DEATH OF PARTICIPANT

                                                7.1                                 Death of Participant.  A Deceased Participant’s Account shall be distributed in accordance with Section 3.6.

                                                7.2                                 Designation of Beneficiaries.  Each Participant and Beneficiary shall have the right to designate one or more Beneficiaries to receive distributions in the event of the Participant’s or Beneficiary’s death by filing with the Committee a Beneficiary designation on the form provided by the Committee for such purpose.  The designation of Beneficiary or Beneficiaries may be changed by a Participant or Beneficiary at any time prior to such Participant’s or Beneficiary’s death by the delivery to the Committee of a new Beneficiary designation form.

8.                                       HARDSHIP AND OTHER ACCELERATION EVENTS

                                                8.1                                 Hardship.  If, at the Participant’s request, the Committee determines that the Participant has incurred a Hardship, the Committee may, in its discretion and to the extent permitted under Section 409A, authorize the immediate distribution of that portion of the Participant’s Account reasonably necessary to satisfy the Hardship need (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes and penalties reasonably anticipated to result from the distribution).

                                                8.2                                 Other Acceleration Events.  To the extent permitted under Section 409A, distribution of all or part of a Participant’s Account may be made:

                                                                                                8.2.1                                      To an individual other than the Participant to the extent necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code).

                                                                                                8.2.2                                      To the extent reasonably necessary to avoid a violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his or her position with the Company or the Participating Company in which the Participant otherwise would not be able to participate under an applicable rule).

                                                                                                8.2.3                                      To pay the amounts includable in income under Section 409A, provided that the total amount distributable under this Section 8.2.3 shall not exceed the amount required to be included in income as a result of the failure of this Plan to comply with Section 409A.

9.                                       INTERPRETATION

                                                9.1                                 Authority of Committee.  The Committee shall have full and exclusive authority to construe, interpret and administer this Plan and the Committee’s construction and interpretation thereof shall be binding and conclusive on all persons for all purposes.

                                                9.2                                 Claims Procedure.  If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he or she is entitled under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

                                                An Applicant may file a claim for benefits with the Committee on a form supplied by the Company.  If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

                                                                                                9.2.1                                      The specific reason or reasons for the denial;

                                                                                                9.2.2                                      Specific reference to pertinent Plan provisions on which the denial is based;

                                                                                                9.2.3                                      A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

                                                                                                9.2.4                                      Appropriate information as to the steps to be taken in order to submit a claim for review.

Written notice of a denial of a claim shall be provided within 60 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days will be required to process the claim.

                                                If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee.  Request for review of the denial of a claim must be submitted in writing.

The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing.  The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

                                                It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

                                                Claims for benefits under the Plan must be filed with the Committee at the following address:

First Data Holdings Inc.

6200 South Quebec Street

Greenwood Village, Colorado  80111

Attn: General Counsel

10.                                 AMENDMENT OR TERMINATION

                                                The Company, by action of the Committee, reserves the right at any time, or from time to time, to amend or modify this Plan, including amendments for the purpose of complying with Section 409A.  The Company, by action of its Board of Directors, reserves the right at any time to terminate this Plan.

11.                                 MISCELLANEOUS PROVISIONS

                                                11.1                           Expenses of Plan.  All expenses of the Plan shall be paid by the Company or the Participating Company, as applicable.

                                                11.2                           Gender and Number.  Whenever any words are used herein in any specific gender, they shall be construed as though they were also used in any other applicable gender.  The singular form, whenever used herein, shall mean or include the plural form, and vice versa, as the context may require.

                                                11.3                           Law Governing Construction.  The construction and administration of the Plan and all questions pertaining thereto, shall be governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable federal law and, to the extent not governed by federal law, by the internal laws of the State of Colorado.

                                                11.4                           Headings Not a Part Hereof.  Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Plan, nor shall they affect its meaning, construction, or effect.

                                                11.5                           Severability of Provisions.  If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.

                                                11.6                           Compliance with Section 409A.  This Plan is intended to comply in all respects with Section 409A and at all times shall be interpreted and operated in compliance therewith.

12.                                 EFFECTIVE DATE

                                                The effective date of the Plan is May 30, 2008.